As filed with the Securities and Exchange Commission on November 19, 2009
Registration No. 333-44337

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment
No. 1 to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Craftmade International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2057054 (I.R.S. Employer Identification No.)

650 South Royal Lane Coppell, Texas (Address of Principal Executive Offices)	75019 (Zip Code)
OPTION TO PURCHASE COMMON STOCK OF
CRAFTMADE INTERNATIONAL, INC. FOR KENNETH CANCIENNE
OPTION TO PURCHASE COMMON STOCK OF
CRAFTMADE INTERNATIONAL INC. FOR MICHAEL TIMS
(Full title of the Plan)
C. BRETT BURFORD
Chief Financial Officer
Craftmade International, Inc.
650 South Royal Lane
Coppell, Texas 75019
(Name and address of agent for service)
(972) 393-3800
(Telephone number, including area code, of agent for service)
With copies to:
BRIAN D. BARNARD
Haynes and Boone, LLP
201 Main Street
Suite 2200
Fort Worth, Texas 76102
(817) 347-6600
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
On January 15, 1998, Craftmade International, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-44337) (the “Registration Statement”). The Registration Statement registered a total of 45,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), to be issued pursuant to the Option to Purchase Common Stock of the Company for Kenneth Cancienne and the Option to Purchase Common Stock of the Company for Michael Tims. This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 19th day of November, 2009.

CRAFTMADE INTERNATIONAL, INC.
By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date
/s/ James R. Ridings James R. Ridings	Chairman of the Board	November 19, 2009
/s/ J. Marcus Scrudder J. Marcus Scrudder	Chief Executive Officer (Principal Executive Officer)	November 19, 2009
/s/ C. Brett Burford C. Brett Burford	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2009
/s/ William E. Bucek William E. Bucek	Director	November 19, 2009
/s/ A. Paul Knuckley A. Paul Knuckley	Director	November 19, 2009
/s/ R. Don Morris R. Don Morris	Director	November 19, 2009
/s/ Lary Snodgrass Lary Snodgrass	Director	November 19, 2009